UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 3, 2022, Sonnet BioTherapeutics Holdings, Inc. sent the following letter to certain stockholders:

Pankaj Mohan Founder and CEO 100 Overlook Center Princeton, New Jersey 08540

[Address]

Barcode

URGENT

Insert QR CODE here

June 3, 2022

Dear ______________:

We have adjourned the 2022 annual meeting of shareholders of Sonnet BioTherapeutics Holdings, Inc. (the “Company”) until Thursday, June 23, 2022 to allow shareholders additional time to vote their shares.

Our records indicate that we have not yet received your vote. The Board of Directors and I encourage you to vote FOR all of the proposals on the annual meeting ballot. We request that you vote as promptly as possible using any of the methods described below. Your vote is important, no matter how many shares you own. If you have any questions about voting, please call our proxy solicitor, Alliance Advisors, at 1-833-782-7196.

We have simplified the voting process, you may scan the QR Code located above and follow the prompts provided to vote your account.

Thank you for your cooperation and support.

Sincerely,

Pankaj Mohan, PhD

Chairman and CEO

Sincerely,

/s/ Pankaj Mohan

Pankaj Mohan, PhD

Website: www.sonnetbio.com: Email: pankajmohan@sonnetbio.com: Phone: (609) 451 3901